Exhibit C-3







                                      GPU, INC.
                           1990 STOCK PLAN FOR EMPLOYEES OF
                              GPU, INC. AND SUBSIDIARIES



                               AS AMENDED AND RESTATED
                                TO REFLECT AMENDMENTS
                               THROUGH FEBRUARY 6, 1997





                           1990 STOCK PLAN FOR EMPLOYEES OF
                              GPU, INC. AND SUBSIDIARIES



          1.   Purpose

               GPU, Inc. (the "Corporation") desires to attract and retain employees of outstanding talent. The 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "Plan") affords eligible employees the opportunity to acquire proprietary interests in the Corporation and thereby encourages their highest levels of performance.


          2.   Scope and Duration

               (a) Awards under the Plan may be granted in the following forms:

                         (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("non-qualified options") (the term "options" includes incentive stock options and non-qualified options);

                         (ii)      shares of Common Stock of the
               Corporation (the "Common Stock") which are restricted as provided in paragraph 10 ("restricted shares"); or

                         (iii) rights to acquire shares of Common Stock which are restricted as provided in paragraph 10 ("units" or "restricted units").

          Options may be accompanied by stock appreciation rights
          ("rights").

               (b) The maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time under the Plan is 1,974,190 shares.
          (1) Shares issued pursuant to this Plan may be in whole or in part, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Corporation. If for any reason any shares as to which an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are forfeited to the Corporation, or to the extent that any awards under the Plan denominated in shares or units are paid or settled in cash or are
          _______________________________
          1 Initially, 1,000,000 shares were authorized to be issued under the Plan. On May 29, 1991, the Corporation effected a two-for-one stock split by way of a stock divident, leaving 1,974,190 shares available for issuance under the Plan on and after that date, after giving effect to shares previously awarded.





          surrendered upon the exercise of an option, then (unless the Plan shall have been terminated) such shares or units, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan unless such shares or units, if so made available for subsequent awards under the Plan, would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to Rule 16b-3, as amended, thereunder; provided, however, that shares surrendered to the Corporation upon the exercise of an incentive stock option and shares subject to an incentive stock option surrendered upon the exercise of a right shall not be available for subsequent award of additional stock options under the Plan.

               (c) No incentive stock option shall be granted hereunder after November 30, 1999.


          3.   Administration

               (a) The Plan shall be administered by those members of the Personnel, Compensation and Nominating Committee, or any successor thereto, of the Board of Directors who are "disinterested persons" within the meaning of Rule 16b-3, as amended, under Section 16(b) of the Exchange Act or by such other committee consisting of not less than two persons each of whom shall qualify as "disinterested persons," as may be determined by the Board of Directors ("the Committee").

               (b) The Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of this Plan: (i) to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; (iii) to grant rights and to determine the purchase price of the Common Stock covered by each right or related option, the term of each right or related option, the employees to whom, and the time or times at which, rights or related options shall be granted and the number of shares to be covered by each right or related option; (iv) to grant restricted shares and restricted units and to determine the term of the Restricted Period (as defined in paragraph 10) and other conditions applicable to such shares or units, the employees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted unit agreements (which need not be identical) entered into in connection with awards under the Plan, including any provisions of such agreements that may permit a recipient of an award of restricted units to elect,






          prior to the vesting of such units, to defer the payment of cash and/or the delivery of shares of Common Stock otherwise to be made upon the vesting of such restricted units, and/or to defer the payment of any cash compensation awarded to the recipient with respect to such restricted units, or with respect to any restricted stock awarded to the recipient, either under this Plan or the GPU System Companies Deferred Compensation Plan (a "Deferral"); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Without limiting the foregoing, the Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, (1) to select GPU Officers (as defined below) for participation in the Plan, (2) to determine the timing, price and amount of any grant or award under the Plan to any GPU Officer, (3) either (A) to determine the form in which payment of any right granted or awarded under the Plan will be made (i.e., cash, securities or any combination thereof) or (B) to approve the election of the employee to receive cash in whole or in part in settlement of any right granted or awarded under the Plan. As used herein, the term "GPU Officer" shall mean an officer (other than an assistant officer) of the Corporation, any member of the Corporation's Corporate Executive Council (as it may be constituted from time to time), and any person who may from time to time be designated an executive officer of the Corporation by its Board of Directors. The exercise by the Committee of the powers granted in clauses
          (i), (ii), (iii), (iv), and (vii) hereof shall be subject to the approval of a committee of the Board of Directors comprised only of "disinterested persons" within the meaning of Rule 16b-3, as amended, under Section 16(b) of the Exchange Act with respect to a recipient of an award hereunder who is an officer (other than assistant officer) of the Corporation or the Chairman or President of any subsidiary (as defined in paragraph 4(a) hereof) of the Corporation (the "Board Committee"). (The Committee and the Board Committee are sometimes hereinafter referred to as the "Committees.")

               (c) The Committees may delegate to one or more of their members or to one or more agents such administrative duties as they may deem advisable, and the Committees or any person to whom they have delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committees or such person may have under the Plan; provided, that the Committees may not delegate any duties to a member of the Board of Directors who would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committees may employ attorneys, consultants, accountants or other persons and the Committees, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committees in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. Notwithstanding the foregoing, any action taken or any






          interpretation or determination made by the Committees after the occurrence of a "Change in Control" (as defined in paragraph 7(c) hereof) which adversely affects the rights of any employee with respect to any award made to the employee hereunder shall be subject to judicial review under a "de novo" rather than a deferential standard. No member or agent of the Committees shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Committees shall be fully protected by the Corporation in respect of any such action, determination or interpretation.


          4.   Eligibility; Factors to be Considered in Making Awards

               (a) Only employees of the Corporation or its subsidiaries may receive awards under the Plan. The term "subsidiary" means any corporation one hundred (100%) percent of the common stock of which is owned, directly or indirectly, by the Corporation. A director of the Corporation or of a subsidiary who is not also an employee will not be eligible to receive an award.

               (b) In determining the employees to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of the employee's duties, his or her present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

               (c) Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Corporation or its subsidiaries. An award made in the form of an option, a unit or a right may provide, in the discretion of the committee, for (i) the crediting to the account of, or the current payment to, each employee who has such an award of an amount equal to the cash dividends and stock dividends paid by the Corporation upon one share of Common Stock for each restricted unit, or share of Common Stock subject to an option or right, included in such award, and for each restricted unit which is the subject of a Deferral ("Dividend Equivalents"), or (ii) the deemed reinvestment of such Dividend Equivalents and stock dividends in shares of Common Stock or the deemed reinvestment of units in additional units , which deemed reinvestment in each case shall be deemed to be made in accordance with the provisions of paragraph 10 and credited to the Employee's account ("Additional Deemed Shares"). Such Additional Deemed Shares shall be subject to the same restrictions (including but not limited to provisions regarding forfeitures) applicable with respect to the option, unit or right with respect to which such credit is made. Dividend Equivalents not deemed reinvested as stock dividends shall not be subject to forfeiture, and may bear amounts equivalent to interest or cash dividends as the Committee may determine. An






          employee who has been granted incentive stock options under the Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code with respect to incentive stock options.

               (d) The Committee, in its sole discretion, may grant to an employee who has been granted an award under the Plan or any other employee plan maintained by the Corporation, any of its subsidiaries, or any successor thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Committee may deem appropriate.


          5.   Option Price

               (a) The purchase price of the Common Stock covered by each option shall be determined by the Committee; provided, however, that in the case of incentive stock options, the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which the option is granted, or if there are no sales onsuch date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in paragraph 13. The price so determined shall also be applicable in connection with the exercise of any related right.

               (b) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, in shares of the Common Stock, valued at the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the Plan. In addition, the employee shall pay any amount necessary to satisfy applicable federal, state or local tax requirements promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee upon exercise ofthe option, or a combination of cash and shares of such Common Stock.












          6.   Term of Options

               The term of each incentive stock option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant, subject to earlier termination as provided in paragraphs 11 and
          12. The term of each non-qualified stock option granted under the Plan shall be such period of time as the Committee shall determine, subject to earlier termination as provided in paragraphs 11 and 12.


          7.   Exercise of Options

               (a) Each option shall become exercisable in whole or in part, as the Committee shall determine provided, however, that the Committee may also, in its discretion, accelerate the exercisability of any option in whole or in part at any time.

               (b) Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall become exercisable in full at the earliest of the employee's death, Eligible Retirement (as defined below), or Total Disability (as defined in paragraph 12). For purposes of this Plan, the term "Eligible Retirement" shall mean the date upon which an employee, having attained an age of not less than fifty-five, terminates his or employment with the Corporation and all of its subsidiaries, provided that such employee is immediately eligible to receive a pension (whether or not he or she otherwise elects to defer such receipt) under Section 3.1 or
          3.3 of the "Employee Pension Plan" maintained by any subsidiary or subsidiaries of the Corporation for salaried employees, or any successor plan thereto.

               (c) Notwithstanding the foregoing, an option shall become immediately exercisable as to all shares of Common Stock remaining subject to the option on or following a "Change in Control" of the Corporation (the date upon which such event occurs shall be referred to for purposes of this Plan as an "Acceleration Date"). A "Change in Control" shall mean the occurrence during the term of the Plan of:

                    (1) An acquisition (other than directly from the Corporation) of any Common Stock or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control






          Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by
          (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                    (2) The individuals who, as of August 1, 1996, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (3)  The consummation of:

                         (A) A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

                              (i)       the shareholders of the
          Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) ofthe combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                              (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the






          members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                              (iii)     no Person other than (w) the
          Corporation, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                         (B) A complete liquidation or dissolution of the Corporation; or

                         (C)  The sale or other disposition of all or
          substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

                         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               (d) An option may be exercised, at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable, provided, however, that an option may not be exercised at any one time as to less than 100 shares (or less than the number of shares as to which the option is then exercisable, if that number is less than 100 shares).

               (e) Subject to the provisions of paragraphs 11 and 12, in the case of incentive stock options, no option may be exercised at any time unless the holder thereof is then an employee of the






          Corporation or any of its subsidiaries. For purposes of this subparagraph 7(e), subsidiary shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), example (3), any corporation which is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

               (f) Upon the exercise of an option or portion thereof in accordance with the Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.


          8.   Award and Exercise of Rights

               (a) A right may be awarded by the Committee in connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable. No right shall be exercisable for cash by a GPU Officer within six months from the date the right is awarded (and then, as to a tandem right, only to the extent the related option is exercisable) or, if the exercise price of the right is not fixed on the date of the award, within six months from the date when the exercise price is so fixed, and in any case only when the GPU Officer's election to receive cash in full or partial satisfaction of the right, as well as the GPU Officer's exercise of the right for cash, is made during a Quarterly Window Period (as defined below); provided, that a right may be exercised by a GPU Officer for cash outside a Quarterly Window Period if the date of exercise is automatic or has been fixed in advance under the Plan and is outside the GPU Officer's control. The term "Quarterly Window Period" shall mean the period beginning on the third business day following the date of release of each of the Corporation's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such release; and the date of any such release shall be deemed to be the date it either (A) appears on a wire service, (B) appears on a financial news service, (C) appears in a newspaper of general circulation, or (D) is otherwise made publicly available, for example, by press releases to a wire service,financial news service, or newspapers or general circulation. Subject to the foregoing, a right shall be exercisable (as to a tandem right, only to the extent the related option is exercisable) on or after an Acceleration Date.

               (b) A right shall entitle the employee upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender unexercised of the related option or any portion or portions thereof which the employee from time to time determines to surrender for this purpose) to receive, subject to






          the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, multiplied by
          (B) the number of shares with respect to which the right shall have been exercised. The payment may be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the employee, subject (where the employee is a GPU Officer) to paragraph 8(a) hereof.

               (c) The exercise price per share specified in a right shall be as determined by the Committee, provided that, in the case of a tandem right accompanying an incentive stock option, the exercise price shall be not less than fair market value of the Common Stock subject to such option on the date of grant.

               (d) If upon the exercise of a right the employee is to receive a portion of the payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

               (e) No payment will be required from an employee upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly by the employee upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee upon exercise ofthe right, or a combination of cash and shares of such Common Stock.

               (f) The fair market value of a share shall mean the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there are no sales on such date, on the next preceding day on which there were sales; provided, however, that in the case of rights that relate to an incentive stock option, the Committee may prescribe, by rules of general application, such other measure of fair market value as the Committee may in its discretion determine but not in excess of the maximum amount that would be permissible under Section 422 of the Code without disqualifying such option under Section 422.

               (g) Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.






               (h) A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.


          9.   Non-Transferability of Options, Rights and Units;
               Holding Periods for GPU Officers

               (a) Options, rights, and units granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribution; provided, that the designation of a beneficiary by an employee shall not constitute a transfer; and options and rights may be exercised during the lifetime of the employee only by the employee or, unless such exercise would disqualify an option as an incentive stock option, by the employee's guardian or legal representative.

               (b) Notwithstanding anything contained in this Plan to the contrary, (i) any shares of Common Stock awarded hereunder to a GPU Officer may not be transferred or disposed of for at least six months from the date of award thereof, (ii) any option, right or unit awarded hereunder to a GPU Officer, or the shares of Common Stock into which any such option, right or unit is exercised or converted, may not be transferred or disposed of for at least six months following the date of acquisition by the GPU Officer of such option, right or unit, and (iii) the Committee shall take no action whose effect would cause a GPU Officer to be in violation of clause (i) or (ii) above.


          10.  Award and Delivery of Restricted
               Shares or Restricted Units

               (a) At the time an award of restricted shares or restricted units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Committee may, in its sole discretion, at the time an award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted shares or restricted units. Subject to
          Section 9 hereof, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing but subject to
          Section 9 hereof, all restrictions shall lapse, and the Restricted Period shall terminate, with respect to all restricted shares or restricted units upon the earliest to occur of an employee's Eligible Retirement, death, Total Disability or the occurrence of an Acceleration Date.







               (b) (1) Unless such shares are issued as uncertificated shares pursuant to subparagraph (3) below, a stock certificate representing the number of restricted shares granted to an employee shall be registered in the employee's name but shall be held in custody by the Corporation or an agent therefor for the employee's account. The employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraph 11, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee at the time of award; and (iii) all of the restricted shares shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corporation unless the employee has remained an employee of the Corporation or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of award applicable to such restricted shares. At the discretion of the Committee, (i) cash and stock dividends with respect to the restricted shares may be either currently paid or withheld by the Corporation for the employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee or (ii) the Committee may require that all cash dividends be applied to the purchase of additional shares of Common Stock, and such purchased shares, together with any stock dividends related to such restricted shares (such purchased shares and stock dividends are hereafter referred to as "Additional Restricted Shares") shall be treated as Additional Shares, subject to forfeiture on the same terms and conditions as the original grant of the restricted shares to the employee.

                    (2) The purchase of any such Additional Restricted Shares shall be made either (x) through the Corporation's Dividend Reinvestment and Stock Purchase Plan, in which event the price of such shares so purchased through the reinvestment of dividends shall be as determined in accordance with the provisions of that plan and no stock certificate representing such Additional Restricted Shares shall be registered in the employee's name or (y) in accordance with such alternative procedure as is determined by the Committee in which event the price of such purchased shares shall be the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which such purchase is made, or if there were no sales on such date, the next preceding day on which there were sales. In the event that the Committee shall not require reinvestment, cash or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any restricted shares (including any Additional






          Restricted Shares), such forfeited shares shall be transferred to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 13.

                    (3) Notwithstanding anything herein to the contrary, shares representing Restricted Shares or Additional Restricted Shares may be issued as uncertificated shares.

               (c) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of award, or at such earlier time as provided for in paragraph 11, the restrictions applicable to therestricted shares (including Additional Restricted Shares) shall lapse and a stock certificate for the number of restricted shares (including any Additional Restricted Shares) with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the employee or the employee's beneficiary or estate, as the case may be.

               No payment will be required from the employee upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee upon the lapse of the restrictions applicable to the restricted shares, or a combination of cash and shares of such Common Stock.

               (d) In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

               (e)  Subject to subparagraph (g) below:

                    (i) Upon the expiration or termination of the Restricted Period or the occurrence of an Acceleration Date and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraph 11, the Corporation shall deliver to the employee or the employee's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit").






                    (ii) In addition, if the Committee has not required the deemed reinvestment of such Dividend Equivalents pursuant to paragraph 4, at such time the Corporation shall deliver to the employee cash equal to any Dividend Equivalents or stock dividends credited with respect to each such vested unit and, to the extent determined by the Committee, the interest thereupon. However, if the Committee has required such deemed reinvestment in connection with such restricted unit, in addition to the stock represented by such vested unit, the Corporation shall deliver the number of Additional Deemed Shares credited to the employee with respect to such vested unit.

                    (iii) Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested units and related Additional Deemed Shares. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which the Restricted Period lapsed with respect to such vested unit and related Additional Deemed Shares, or if there are no sales on such date, on the next preceding day on which there were sales.

               (f) Upon the occurrence of an Acceleration Date, all outstanding vested units (including restricted units whose restrictions have lapsed as a result of the occurrence of such acceleration date) and credited Dividend Equivalents or related Additional Deemed Shares shall be payable as soon as practicable but in no event later than 90 days after such Acceleration Date in cash, in shares of Common Stock, or part in cash and part in Common Stock, as the Committee, in its sole discretion, shall determine.


                    (i) Subject to subparagraph (g) below, to the extent that an employee receives cash in payment for his or her vested units and Additional Deemed Shares, such employees shall receive an amount equal to the product of (x) the number of vested units and Additional Deemed Shares credited to such employee's account for which such employee is receiving payment in cash multiplied by (y) the highest closing price per share of Common Stock occurring during the ninety (90) day period preceding and the ninety (90) day period following the Acceleration Date (the "Multiplication Factor").


                    (ii) Subject to subparagraph (g) below, to the extent
               that an employee receives Common Stock in payment for his or her vested units and Additional Deemed Shares, such employee shall receive the number of shares of Common Stock






               determined by dividing (x) the product of (I) the number of vested units and Additional Deemed Shares credited to such employee's account for which such employee is receiving payment in Common Stock multiplied by (II) the Multiplication Factor, by (y) the fair market value per share of the Common Stock for the day preceding the payment date, or if there are no sales on such date, on the next preceding day on which there were sales.

               (g) No payment will be required from the employee upon the award of any restricted units, the crediting or payment of any Dividend Equivalents or Additional Deemed Shares, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee in respect of vested units and Additional Deemed Shares, or a combination of cash and shares of such Common Stock.

               (h) In addition, the Committee shall have the right, in its absolute discretion, upon or prior to the vesting of any restricted shares (including Additional Restricted Shares) and restricted units (including Additional Deemed Shares) to award cash compensation to the employee for the purpose of aiding the employee in the payment of any and all federal, state and local income taxes payable as a result of such vesting, if the performance of the Corporation during the Restricted Period meets such criteria as the Committee shall have prescribed.

               (i) Notwithstanding any other provision in this paragraph 10 to the contrary, any payment of cash and/or delivery of any shares of Common Stock otherwise required to be made hereunder on any date with respect to any restricted units awarded to an employee, or with respect to any cash compensation awarded to an employee pursuant to subparagraph (h) above, may be deferred, at the employee's election, either under this Plan or under the GPU System Companies Deferred Compensation Plan for Elected Officers, to the extent such deferral is permitted under, and upon such terms and conditions as may be set forth in, the written agreement between the employee and the Corporation (whether as initially entered into, or as subsequently amended) evidencing the award of such units, or cash compensation, to the employee.


          11.  Termination of Employment

               In the event that the employment of an employee to whom an option or right has been granted under the Plan shall be terminated for any reason other than as set forth in paragraph 12, such option or right may, subject to the provisions of the Plan, be exercised (but only to the extent that the employee was entitled to do so at the termination of his or her employment) at






          any time within three (3) months after such termination, but in no case later than the date on which the option or right terminates.

               Unless otherwise determined by the Committee, if an employee to whom restricted shares or restricted units have been granted ceases to be an employee of the Corporation or of any subsidiary prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of grant for any reason other than as set forth in paragraph 12, the employee shall immediately forfeit all restricted shares and restricted units, including all Additional Restricted Shares or Additional Deemed Shares related thereto.

               Any option, right, restricted share or restricted unit agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Corporation of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate such employment at any time.


          12.  Eligible Retirement, Death or Total Disability of Employee

               If any employee to whom an option, right, restricted share or restricted unit has been granted under the Plan shall die, or suffer a Total Disability, while employed by the Corporation or any of its subsidiaries or if an employee terminates his or her employment pursuant to an Eligible Retirement, such option or right may be exercised, as set forth herein, or such restricted shares or restricted unit shall be deemed to be vested, whether or not the employee was otherwise entitled at such time to exercise such option or right, or be treated as vested in such share or unit. Subject to the restrictions otherwise set forth in this Plan, such option or right shall be exercisable by the employee, a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time (but in no case later than the date on which the option or right terminates in accordance with the terms of grant) within three years after the date of the earlier of (i) the employee's death or Total Disability (if the employee shall have died or suffered a Total Disability while employed by the Corporation or its subsidiaries), or (ii) such employee's Eligible Retirement.

               For purposes of this paragraph 12, "Total Disability" is defined as the permanent inability of an employee, as a result of accident or sickness, to perform any and every duty pertaining






          to such employee's occupation or employment for which the employee is suited by reason of the employee's previous training, education and experience.


          13.  Adjustments Upon Changes in Capitalization, etc.

               Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, rights, and restricted units including in the Committee's discretion revision of outstanding options, rights, and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive and binding on all parties. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights, or restricted units shall be eliminated.


          14.  Effective Date

               The Plan as amended shall become effective as of June 1, 1990, subject to the approval of the Corporation's shareholders at the Corporation's 1990 Annual Meeting of Shareholders. The Committee may, in its discretion, grant awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that to the extent required at the time of grant, exercise or payment (i) the shares of Common Stock covered by such awards shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, and (ii) if the Corporation deems it necessary or desirable a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.


          15.  Termination and Amendment

               The Board of Directors of the Corporation may suspend, terminate, modify or amend the Plan, provided that if any such amendment requires shareholder approval to meet the requirement of the then applicable rules under Section 16(b) of the Exchange






          Act, such amendment shall be subject to the approval of the Corporation's shareholders; and provided further that no amendment or modification to the penultimate sentence of Section 3(c), to Section 7(c) or to this Section 15, nor any suspension or termination of the Plan, effectuated (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or
          (iii) following a Change in Control, shall be effective if the amendment, modification, suspension or termination adversely affects the rights of any employee under the Plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no amendment, modification, suspension or termination of the Plan shall adversely affect the rights of any employee with respect to any award (including without limitation any right with respect to the timing and method of payment of any award) granted to the employee prior to the date of the adoption of such amendment, modification, suspension or termination without such employee's written consent.


          16.  Written Agreements

               Each award of options, rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.


          17.  Effect on Other Stock Plans

               The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, its subsidiaries, or any successors thereto.

















